The Mosaic Company Kevin F. Brindley Vice President, Treasurer February 7, 2006 JPMorgan High Yield Conference Miami, FL Overview and Outlook Exhibit 99.1

Good Afternoon. I am Kevin Brindley, the Treasurer of the Mosaic Company. We are a fairly new company with a great story to tell and I’m pleased to be here with you this afternoon.

1
February 7, 2006
Forward - Looking Statements
Certain statements contained herein or made today constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Although we believe that the assumptions made in connection with the forward-looking statements are reasonable, these forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of The Mosaic Company, or industry results, to be materially different from those contemplated or projected, forecasted, estimated or budgeted in or expressed or implied by such forward-
looking statements. Factors affecting forward-looking statements may include, among others, the ability to successfully integrate the former operations of IMC and the Cargill fertilizer businesses; the ability to fully realize the expected cost savings from the business combination between IMC and the Cargill fertilizer businesses within expected time frames; the ability to develop and execute comprehensive plans for asset optimization and/or rationalization; the financial resources of, and products available to, Mosaic’s competitors;
the retention of existing, and continued attraction of additional, customers and key employees; changes in the outlook of the nitrogen, phosphate or potash markets; changes in the costs of raw materials or energy; the effect of any conditions or restrictions imposed on or proposed with respect to Mosaic by regulators; the effect of legislative or regulatory changes in jurisdictions where Mosaic operates; the ability of Mosaic to obtain the regulatory permits necessary for the continued operation of its businesses in a manner consistent with current practices or anticipated expansions; contingencies related to environmental liability under U.S. federal and state and foreign environmental laws and regulations; adverse weather conditions affecting our operations in central Florida or the Gulf Coast of the United States, including the impact of potential hurricanes or excess rainfall; the rating of The Mosaic Company’s and Mosaic Global Holding Inc.’s securities and the changes that may occur in the U.S. securities markets; and the factors described in our filings with the SEC, including our quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2005.
This presentation may not be distributed, reproduced, or used without the express written consent of The
Mosaic Company.
Safe Harbor Statement

Before we start today, I want to remind you that there are forward-looking statements in this presentation. The remarks made today are based on information and understanding that we believe to be accurate as of today’s date. Actual results may differ from those set forth in the forward looking statements.

2 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

Today I’d like to give you an overview of Mosaic including a review of our business segments. I’ll also address Mosaic’s current debt profile and our priorities for the remainder of fiscal 2006. Please note that our fiscal year ends on May 31st.

3
February 7, 2006
Mosaic Profile
The Company
Formed on October 22, 2004 through the combination of Cargill Crop
Nutrition and IMC Global
Headquartered in Plymouth, MN
Management
CEO and President, Fritz Corrigan
EVP and CFO, Larry Stranghoener
Selected the best people from both companies to fill out management team
Countries where we have assets and/or employees who provide crop nutrition solutions:
-
United States and Canada
-
Argentina, Brazil, Chile, and Mexico in Latin America
-
China, India and Thailand
-
France, Ukraine and Russia in Europe
Services customers in nearly 50 countries
Locations
Employees
Approximately 8000 employees worldwide
Among the best in the business because they are richly diverse in their skills, experiences and backgrounds

Just over 15 months ago, the combination of Cargill Crop Nutrition and IMC Global was completed. With more than $5 billion in pro forma annual sales, a diversified business portfolio, and a global distribution network, Mosaic emerged as a leader in the crop nutrition industry.

The rationale for creating Mosaic included: synergy savings; a stronger balance sheet for the combined company; a diversified organization with the best attributes of both predecessor companies, and an extensive global production and distribution business.

In addition to those factors, our predecessor companies brought a history of operational excellence to Mosaic, and today, we believe we not only have the right business model, but also the right resources and team to advance our strong market position.

4 February 7, 2006 Mosaic Net Sales by Business Segment Offshore 22% Phosphate 54% Nitrogen 1% Potash 23% December 2004-November 2005 Total Net Sales $5.5 Billion

For the last twelve months ending November 30th, 2005, Mosaic’s net sales were $5.5 billion. Approximately half of our net sales were from the Phosphate business with 23% from the Potash business segment; 22% from our Offshore business; and 1% from the Nitrogen business.

5 February 7, 2006 Mosaic Net Sales by Country Other 21% Canpotex 7% Brazil 15% China 8% United States 32% India 12% Canada 2% Argentina 3% December 2004-November 2005 Total Net Sales $5.5 Billion

As far as the markets we serve, North America represents approximately 1/3 of our sales, with Brazil at 15% and India and China at a combined 20% of our sales. The 7% Canpotex amount covers our potash exports through Canpotex (the export association for Saskatchewan potash producers).

As you can see we serve a diversified market in both the northern and southern hemispheres.

Millions $
Potash
Phosphate
Nitrogen
Offshore
Other

6 February 7, 2006 Mosaic Operating Earnings by Business Segment -42.3 9.3 232.0 414.2 -31.1 -100 0 100 200 300 400 500 LTM Ending 11/30/2005 Total Operating Earnings - $582.1 Million

This chart shows Mosaic’s operating earnings by business segment. It does not include equity income from Mosaic’s investments in non-consolidated joint ventures, which was $57.4 million on an LTM basis ending November 2005.

Potash is our star performer with operating earnings of $414 million. Our phosphate business segment had earnings of $232 million.

Nitrogen earnings were $9 million and Offshore earnings were a negative $31 million primarily due to weak market conditions in Brazil.

One of the reasons for the merger is the opportunity to significantly improve Phosphate’s profitability. We began to see improved phosphate earnings in the fourth quarter of Fiscal 2005 and this has continued into our first half of 2006.

7
February 7, 2006
Fiscal 2006 First Half Highlights
Net sales of $2.9 billion
Net earnings of $131.1 million
Improved Phosphate segment results with net sales of
$1.6 billion and operating earnings of $149 million
Strong Potash segment with net sales $577 million and operating earnings of $210 million
Offshore net sales of $808 million and operating loss of
$14 million
Equity earnings of $27 million from Brazil, China and investment in
Saskferco

For the first half of 2006 ended November 30th, we earned $131.1 million or $0.30 per share on net sales of $2.9 billion.

During the first half, our Phosphates business showed year over year improvement with earnings of $149 million, aided by a strong pricing environment in the summer and early fall. The market has subsequently weakened in our third fiscal quarter.

Our Potash business continues to benefit from record high prices with earnings of $210 million. Sales volumes are soft but pricing appears to be holding.

Mosaic’s Offshore business segment had an operating loss of $14 million in the first half, mainly the result of continued poor farm economics in Brazil, which we hope will slowly improve in calendar year 2006.

Finally, our investments in non-consolidated companies contributed $27 million in the first half, up slightly compared with the same period in fiscal 2005.

8 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

The first business segment I would like to talk about is our largest in terms of sales: Phosphates.

Hopewell
Riverview
Polk
Bartow / Mulberry
Green Bay
New Wales
Hookers Prairie
South Pierce
Hillsborough
Lonesome (***)
Ft. Meade (*)
South Ft. Meade
Ft. Green
Four Corners
Hardee
Wingate
Ona (**)
Pioneer (**)
Manatee
De Soto
Pine Level (**)
Rock Mine / Beneficiation Plant
Processing Plant
(*) Idled
(**) Proposed Mine
(***) Proposed Screening Station

9
February 7, 2006
Top Five Rock Producers  2004
0 5 10 15 20 25 30
OCP
Mosaic
PhosAgro
GCT
PotashCorp
Million Tonnes Rock
Phosphate Rock Production  2004
PhosAgro
6%
OCP
18%
PotashCorp
5%
GCT
5%
Mosaic
14%
Other
52%
Mosaic: The Phosphate Leader
Rock Mining Operations

Mosaic is a leader in the phosphate business. As you can see from this slide, we currently have six active mining locations in Central Florida. These mines are capable of producing 21 million tonnes of phosphate ore that is ready for further processing each year. The combination of mine locations that you see on the map is a result of multiple previous owners each building their own mine capacity. As you might imagine, this creates many of the synergy opportunities we are pursuing.

As you can also see from right side of the chart, our capacity and performance in the mining arena places us second in the world to OCP of Morocco in terms of total tons mined each year, as we account for approximately 14% of global phosphate rock production.

Bartow / Mulberry
Hopewell
Riverview
Polk
Green Bay
New Wales
Hookers Prairie
Kingsford
South Pierce
Hillsborough
Ft. Meade (*)
Lonesome (***)
South Ft. Meade
Ft. Green
Four Corners
Hardee
Wingate
Ona (**)
Manatee
Pioneer
Rock Mine / Beneficiation Plant
Processing Plant
(*) Idled
(**) Proposed Mine
(***) Proposed Screening Station
LA
Faustina
Uncle Sam

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February 7, 2006
Phosphate Fertilizer Capacity 2005
Other
68%
OCP
4%
PhosAgro
3%
CF
Industries
3%
Mosaic
18%
PotashCorp
4%
Top Five Phosphate Fertilizer Players by Capacity
2005
0 2 4 6 8 10 12 14
Mosaic
OCP
PotashCorp
PhosAgro
CF Industries
MMT DAP+MAP+TSP+MES
Mosaic: The Phosphate Leader
Phosphate Fertilizer Operations
Mosaic’s Uncle Sam facility produces only
phosphoric acid. Acid from this facility is
barged to Faustina where it is granulated into
DAP and MAP using ammonia that is
produced on-site. Mosaic has closed
permanently the smaller acid plant at Faustina
and the granulation plant at Taft. Both plants
will be dismantled in 2005/06.

Phosphate rock, of course, is the primary building block for the finished crop nutrient products that our customers and their customers – the farmer - can actually use. This is the product that we actually ship.

Mosaic’s capabilities lie in the five manufacturing facilities in Florida as well as one in Louisiana where we produce phosphate products such as DAP, MAP and TSP. The charts to the side show that Mosaic accounted for 18% of world phosphate production in 2005 and approximately 61% of the U.S. total. Mosaic is larger than the next four largest competitors combined and is truly the global phosphate leader.

11
February 7, 2006
Phosphate Export Supply Declining
Processed phosphate
includes DAP, MAP and TSP
Processed Phosphate Export Supply by Region
0
2
4
6
8
10
12
14
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05E 06F
MMT
USA Africa & Mideast FSU
Source: Fertecon and Mosaic

The U.S. phosphate industry exported 12 million tonnes of processed phosphate per year during the last half of the 1990s. These exports have dropped to the 9.2 to 9.4 million tonne range since 2000.

In 2006, world exports are forecast to decline by about 4% to 5% with U.S. exports declining approximately one million tonnes. As you will see, however, this will be matched by a decline in supply.

12
February 7, 2006
U.S. Phosphates Production Lower
Mosaic announced 600,000 tonnes cutback for fiscal
2006
U.S. industry events including recent closing of U.S.
Agri-Chem and Mississippi Phosphates idled
September 2005 – January 2006 due to Hurricane
Katrina
Mosaic reduces phosphate sales volume guidance by
500,000 tonnes to 10.6 – 11.1 million tonnes (including
feed ingredients) for fiscal 2006

We estimate that Industry capacity will decline by about 1.2 million tonnes of finished phosphate fertilizer and assist in bringing the phosphate market to a balanced situation in 2006. This is, in part, due to the recent closure of the U.S. Agri-Chemical plant in Florida.

Finally, Mosaic previously announced temporary production reductions , including the temporary idling of mining capacity in order to balance our supply to the slow purchasing activity we are experiencing.

North American farmers have delayed purchases and the export market has slowed. High-cost inventories based on high ammonia prices would likely result in lower cash margins. As a result, we have chosen to actively manage our inventory, which will help reduce Mosaic’s working capital during this period. However, idling some of our phosphate capacity and mines will result in higher costs per tonne due to additional fixed cost absorption charges.

13 February 7, 2006 DAP Prices Near Record High DAP Prices fob Tampa Vessel 100 120 140 160 180 200 220 240 260 280 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 $ MT Source: Fertecon

Now let’s look at phosphate prices. DAP prices have been on the rise for the last three years and reached $265 per tonne fob Tampa in July. Prices have remained at these high levels due largely to strong demand from India and Pakistan and the tightening supply/demand balance in the global phosphate market, though we are facing heightened seasonal challenges.

14
February 7, 2006
DAP Market Margins Pressured by Raw Materials
DAP Margin Before Rock
Calculated from Published Spot Prices for a Central Florida Plant
30
40
50
60
70
80
90
100
110
120
130
140
150
85 86 87 88 89 90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
$ ST
Source: Fertecon, Green Markets, Mosaic

We manage our business based on margins. This chart shows the DAP market margin, or DAP margin minus sulfur and ammonia costs. Similar to the price trend, the DAP market margin has also been increasing, over the last few years and last summer was near a 20-year high – due largely to a strong export market.

Raw material prices and their volatility continue to concern us, however, and are a greater concern today due to the recent volatility and high natural gas costs. Ammonia prices were near $400 per tonne in Tampa in December and this resulted in a decline in the market margin. As already noted, this decline in margins combined with slow demand is one of the reasons why we have temporarily reduced phosphates production at some of our locations in Florida. Ammonia prices have recently pulled back to the $360/tonne range.

We continue to closley monitor the situation, and if needed will take additional actions.

15 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

I’ll turn now to Potash, where we have a strong position in an attractive industry.

Colonsay
(Shaft)
Esterhazy K1 & K2
(Shaft)
Belle Plaine
(Solution)
Hersey
(Solution)
Red Muriate
White Muriate
K-Mag
Carlsbad
(Shaft)
Mosaic North America Potash Operations

Mosaic

16
February 7, 2006
Export Shipments
3.50 mmt
41% of Total
North American Shipments
5.10 mmt
59% of Total
Top 5 Export Markets
China
Brazil
India
Indonesia
Malaysia
Potash - World Scale and Low Cost Operations

Potash is a business with good supply - demand fundamentals, strong prices and margins, and good cash flow. We operate four significant mines in Canada as well as two in the United States.

One of our mines has recently been in the news. On January 29th we had a fire at our Esterhazy mine, and 72 miners had to resort to refuge stations, until they could be safely evacuated from the mine on the 30th. Initial estimates of the damage are less then $1 million, and we have been cleared by the province to restart the mine.

About 60% of our product is shipped into the North American market where Mosaic is a significant market participant.

Mosaic exports the remaining approximately 40% mainly through Canpotex, the export association of Saskatchewan potash producers. Mosaic accounts for about 37% of Canpotex exports.

17
February 7, 2006
2004 Estimated Potash Production by Company
PCS
15.4%
Belaruskali
14.8%
Kali & Salz
11.6%
Uralkali
9.7%
Silvinit
8.2%
APC
3.7%
Agrium
3.3%
Other
7.5%
Mosaic
15.4%
ICL
10.3%
World Potash Production 2004
31,240 MT K
2
O
Source: IFA & Mosaic

In 2004 Mosaic produced 15.4% of the world’s potash products, about the same as PCS. However, Mosaic produced approximately 580,000 tonnes K2O for PCS in 2004 or almost 2% of the world’s production. So, if you consider the tons toll-produced for PCS, we were the world’s largest potash producer in 2004 and we expect that when 2005 numbers are available we will have continued to be one of the world’s largest producers.

18
February 7, 2006
Mosaic Announces Lower Potash Production
and Sales Volume
Production reduced by approximately 400,000 tonnes per
annum
- Downtime during the holiday period
- Lower production at Belle Plaine to reduce high-cost
natural gas consumption
Mosaic Potash sales guidance reduced by 400,000
tonnes to 7.8 – 8.2 million tonnes

Consistent with my prior comments relating to our Phosphate segment, in December, Mosaic announced plans to reduce potash production by about 400,000 tonnes, by taking downtime during the holiday period. In addition we will reduce production rates at our Belle Plaine plant, which is a large consumer of natural gas. The potash market looks balanced, but we are seeing a seasonally slow period right now and so we felt it prudent to reduce our sales outlook for the current fiscal year. While industry inventories are rising, this is compared to record low levels a year ago.

19
February 7, 2006
Potash Prices Stabilizing at High Levels
Cornbelt-Saskatchewan Potash Prices
US$ ST Granular Grade
60
80
100
120
140
160
180
200
220
240
90 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06
Cornbelt Saskatchewan
Source: Green Markets

Potash prices are at record high levels. Prices were historically quite stable from 1990 to 2002, but the supply/demand situation tightened over the last three years because of high world demand growth. Therefore, prices have steadily climbed since mid-2003.

Demand growth was initially strong in Latin America, mainly Brazil, but this last year the growth has been in Asia, mainly in China. While potash price momentum has slowed and volumes are expected to be down, prices are expected to remain high with excellent margins.

20 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

Our other two business segments are Nitrogen and Offshore.

500,000 metric ton ammonia plant that supplies DAP/MAP granulation requirements in Louisiana
Faustina
Saskferco (Equity Earnings of $15 mil for Fiscal 2005
JV with Investment Saskatchewan, Inc. (49%) and Citibank Canada (1%)
Owner and operator of 1.2 million metric ton nitrogen fertilizer plant located in Belle Plaine, Sask., across the road from the potash solution mine
Saskferco capacity totals 1.2 million tonnes of product with a sales mix of roughly 880,000 tonnes of granular urea, 230,000 tonnes of 28% UAN solution, 50,000 tonnes of MicroGran feed urea and 30,000 tonnes of ammonia
Highly energy efficient facility
Strong North American Nitrogen Position

Mosaic has a good North American Nitrogen position, primarily through our 50% equity investment in Saskferco – a nitrogen plant strategically located in Saskatchewan.

This facility has a competitive cost position as it is highly energy efficient, plus it is able to purchase lower price natural gas compared with U.S. plants. We earned $19 million in equity earnings from this investment on an LTM November basis.

22
February 7, 2006
Distribution assets including port terminals, bagging lines, warehouses and blending/NPK plants in Argentina, Brazil,
Canada, Chile, China, India, Thailand, Ukraine and the United
States
Approximately 1.0 million tonnes of owned storage capacity at two dozen facilities worldwide
SSP and feed phosphate production in South America and NPK
compound production and bulk blending plants in China
Strategic Equity Stakes (Equity earnings of $39 mil in fiscal 2005)
-
20% equity stake in Fosfertil, the largest phosphate and
nitrogen producer in Brazil.
-
35% equity stake in a 660,000 tonne DAP granulation plant in
Haikou, China
Offshore – Global Footprint in Attractive Markets

Our Offshore business segment differentiates Mosaic from our North American competitors. We have a large global production and distribution footprint in key growth markets, particularly in Latin America and Asia. It includes approximately one million tonnes of storage capacity at two dozen facilities worldwide.

In addition, we have SSP and feed production in Brazil and NPK compound and bulk blending plants in China. Finally, note that we had equity earnings of $37 million in this segment LTM November ‘05 due to our equity positions in production facilities in Brazil and China.

23
February 7, 2006
Distribution
– A Competitive Advantage
Capturing time and place utility
Squeezing inefficiencies out of the supply chain
Adding value by delivering crop nutrition solutions
Harvesting market intelligence

Our distribution business today is a low margin business which nonetheless historically produces attractive returns on capital due to low capital intensity. Longer term, we believe there is a substantial opportunity to capture more value “Beyond the plant gate.” By combining our considerable agricultural experience and knowledge with our extensive global infrastructure, we believe we can better manage the inherent seasonality of the business, squeeze significant inefficiencies out of the supply chain, and deliver higher value solutions. All while harvesting useful market intelligence.

24 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

Now I would like to turn to an area that is of special interest to me as the Treasurer, and probably most of the people in this room: our debt position and opportunities.

25
February 7, 2006
Financial Highlights for November 2005
$2.5 Billion
2.75 X
$908.8 Million*
$5.5 Billion
Debt
Debt/EBITDA
EBITDA
Sales Revenue
* Reconciliation to US GAAP
Net Earnings $264.0
Interest $217.3
Income Taxes $186.4
D,D&A $312.1
Amortization (contracts & fees) ($71.0)
EBITDA Total $908.8

•      On an LTM basis, Mosaic generated EBITDA of over $900 million on sales of $5.5 billion.

•      Our leverage ratio has improved to 2.75x as of November ‘05, compared with an approximately 3x leverage ratio as of May ‘05

26 February 7, 2006 Mosaic’s Balance Sheet Highlights 41.0% $6.1 billion $3.6 million $2.5 million Debt: Capital Ratio Total Capital Total Equity Total Debt

•      As far as capitalization goes, we continue to improve our balance sheet.

•      Our debt is declining and our equity is increasing. Debt to total capital as of November is down to 41%, compared to our May ‘05 value of 45%

27 February 7, 2006 Debt Maturity Schedule as of 11/30/05 $62 $28 $317 $409 $34 $1,464 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 FY2006 FY2007 FY2008 FY2009 FY2010 FY2011 & beyond

This chart shows the natural maturity of our debt. This is an attractive schedule as there is no imminent requirement for Mosaic to pay down its debt in the short term.

28
February 7, 2006
Debt Call Dates Schedule as of 11/30/05
0
100
200
300
400
500
600
700
800
900
FY
'06
FY
'07
FY
'08
FY
'09
FY
'11
FY
'19
FY
'23
FY
'28
PLP 7.0%
11.25% due 6/2011;
callable at 6/06
10.875% due 8/2013; callable at 8/2008
10.875% due 6/2008
9.45%
7.375%
7.70%
7.30%
Phoschem
6.875%

Call dates for our debt are indicated on this chart and not surprisingly we are actively reviewing our options.

29
February 7, 2006
Long Term Financial Goals
Low cost access to the credit markets
Investment grade credit rating
Laddered maturity schedule
Fixed / floating mix that takes advantage of yield curve while balancing risk to interest rate volatility
Flexible capital structure capable of taking advantage of
industry cycles

Our long term balance sheet objective is to maintain a flexible capital structure which allows us to take advantage of industry cycles, while preserving low cost access to credit markets. To do this, we believe it is important to achieve and maintain an investment grade rating, to maintain a laddered maturity schedule, and to maintain an appropriate fixed/floating rate mix.

30
February 7, 2006
Short Term Financial Goals
Reduce cash interest
Address near-term financing needs/opportunities
Obtain greater operational flexibility, selectively address
covenant restrictions as needed
Optimize international funding structure
Achieve investment grade credit rating

Shorter term, we are evaluating opportunities to reduce our high cash interest expense bill.

As call dates approach, we are considering debt reduction and refinancing opportunities.

We are motivated to continue to strengthen our balance in the near term.

31 February 7, 2006 Business Overview Phosphates Potash Nitrogen/Offshore Debt Management Outlook/Conclusion Presentation Outline

I will end with a brief outlook on fiscal ’06.

32
February 7, 2006
Fiscal 2006 Mosaic Financial Outlook
Phosphate sales volume (including feed ingredients) of 10.6 to
11.1 million tonnes
Potash sales volume of 7.8 to 8.2 million tonnes
S,G&A cost projected at about $60 million per quarter, including new ERP costs
Interest cost expected about $40 million per quarter including about $12 million of amortization credit
Capital Expenditures expected of $350 to $400 million including some synergy projects
Equity Earnings projected to range from $35 to $50 million
Focus on generating cash and lowering costs, including
synergy capture

For 2006, we are focused on earnings and cash generation. We are projecting phosphate sales volumes of 10.6 to 11.1 million tonnes for fiscal 2006 which is down 600,000 tonnes compared to our prior guidance. For potash, we are projecting sales of 7.8 to 8.2 million tonnes for fiscal 2006, down 400,000 tonnes compared with our prior guidance.

The fertilizer market has cooled off due to energy costs, low grain prices, a slow export market, and customer decisions to delay crop nutrient purchasing. Fertilizer sales have been slow, even taking into account normal seasonal patterns. As a result, fertilizer inventories are rising and margins are under pressure. These conditions are likely to persist in the third quarter. Mosaic’s fourth quarter, however, is expected to be stronger following the typical crop nutrient season pattern.

S,G&A costs are projected to be about $60 million per quarter. As we have noted before, S,G&A costs will benefit from the implementation of a new enterprise resource planning system, which we have pushed out to a fall implementation in order to have sufficient resources devoted to SOX and an expected strong volume spring. This ERP system will allow us to eliminate duplicate systems, and greatly streamline business processes.

Our interest costs are expected to average about $40 million per quarter and this includes about $12 million per quarter of an amortization credit.

Capital expenditures are expected to be in about $350 to $400 million including some synergy projects. Finally, equity earnings are projected to range from $35 to $50 million for Fiscal 2006.

33
February 7, 2006
Sensitivities
Marketing
MOP Price ($/tonne) $10 $54.6
Potash Volume (000 tonnes) 500 $37.5
DAP Price ($/tonne) $10 $100.0
Phosphate Volume (000 tonnes) 500 $10.0
Raw Materials
Sulfur ($/lt) $5 $23.9
Ammonia ($/mt) $10 13.6
Change
Earnings
(in millions)

Note that our results can vary widely based upon external trends, as shown by this sensitivity analysis. Clearly, the most upside potential is for our phosphates business. The one raw material that is not on this chart over which we have direct control – rock cost – is an area that is getting significant focus and attention.

As noted earlier, high natural gas prices are a concern as it results in slightly higher costs. In our potash business, natural gas has accounted for about 17% of Mosaic’s cost structure. These energy costs may rise but the Potash business is expected to continue to show high margins. The main impact of high natural gas on our phosphates business is on the price of ammonia. Today, ammonia accounts for about 40% of the cost per tonne of DAP.

34
February 7, 2006
Mosaic Management Priorities
Focus on Execution & Cash Flow Generation
Cash flow generation
Grow our successful potash business
Harvest cost synergies
Reduce phosphate mining and processing costs
Pay down debt – achieve investment grade status
Demonstrate market leadership
Show operating discipline
Earn the right to grow

In conclusion, let me note that Mosaic has an experienced management team that is driven to deliver superior returns during the industry’s cyclical swings. Our immediate priorities are to harvest the cost synergies and reduce phosphate mining and processing costs. We plan to judiciously grow our successful potash business, as can be seen with our ongoing expansion of capacity at Esterhazy.

We are committed to delivering significant annual run rate synergy savings from the combined operation with a total of $145 million by the end of fiscal 2007.

Superior execution means we also are focused on strengthening our balance sheet. Our goal is to become an investment grade company as soon as possible. To reach that goal, we are placing a major emphasis on: improving net cash flow; reducing working capital; and, paying down our debt.

We plan to earn the right to grow. This means we need to further strengthen our balance sheet, complete our merger integration and reduce costs, as we work toward achieving our vision of becoming a global, low-cost producer of crop nutrients.

35 February 7, 2006 http://www.mosaicco.com

I am excited about Mosaic’s prospects. We’ve made good progress during the past year, but realize this is just one step toward our full potential. Thank you.